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Exhibit 8.2

September 30, 2011

Encore Energy Partners LP
5847 San Felipe, Suite 3000
Houston, Texas  77057

Ladies and Gentlemen:

We have acted as special counsel to the Conflicts Committee (the "Conflicts Committee") of Encore Energy Partners LP ("Encore"), a Delaware limited partnership, in connection with the transactions (the "Transactions") contemplated by the Agreement and Plan of Merger, dated July 10, 2011 (the "Merger Agreement"), by and among Vanguard Natural Resources, LLC, Vanguard Natural Gas, LLC, Vanguard Acquisition Company, LLC, Encore Energy Partners GP LLC and Encore. Vanguard Natural Resources, LLC ("Vanguard") has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (File No. 333-175944) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Transactions. We have been asked by the Conflicts Committee to render this opinion.

We have examined originals or copies of the Merger Agreement and the Registration Statement, including the joint proxy statement/prospectus that forms a part of the Registration Statement, and such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the general partner of Encore as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In addition, we have assumed (i) the accuracy of the representations, statements and facts concerning the Transactions set forth in the Merger Agreement (including, without limitation, the exhibits thereto) and the Registration Statement and that such representations, statements and facts will be accurate and complete as of the closing date of the Transactions (as if made as of such time) and (ii) that the Transactions will be consummated in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement.

Encore Energy Partners LP
September 29, 2011

Based on the foregoing, the statements of legal conclusions in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences of the Merger," insofar as such statements relate to the tax consequences of the merger to Encore and its common unitholders, unless otherwise noted, constitute our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history with respect thereto, rules and regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof, and all of which are subject to change at any time, possibly on a retroactive basis. There can be no assurance that our conclusions will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code, the regulations thereunder, or the interpretation thereof by the courts or the Internal Revenue Service.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.2 to the Registration Statement and to the references to our firm and this opinion contained in the Registration Statement.  By giving such consent, we do not admit that we are "experts" as such term is defined in Section 7 of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement, including this exhibit to the Registration Statement.

Very truly yours,

/s/ Bracewell & Giuliani LLP

 Bracewell & Giuliani LLP